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                                                                    EXHIBIT 99.2



              [AMERICAN RESIDENTIAL SERVICES, INC. LETTERHEAD]





FOR IMMEDIATE RELEASE                              CONTACT:  JENNIFER L. TWEETON
98-06                                                             (713) 599-9015

AMERICAN RESIDENTIAL ANNOUNCES ELECTION OF MR. SHACKOULS TO THE BOARD

(HOUSTON) June 10, 1998 -- American Residential Services, Inc. (NYSE - "ARS"), announced today that Bobby S. Shackouls has been elected to the Board of Directors of the Company. Mr. Shackouls is Chairman, President and Chief Executive Officer of Burlington Resources Inc. (NYSE - "BR"), a large U.S.-based independent oil and gas exploration and production company.

"Bobby Shackouls' addition to our Board is an excellent opportunity for our Company," stated Howard S. Hoover, Chairman of the Board. "His knowledge and experience will be invaluable in helping ARS guide its growth and development and improve shareholder value."

American Residential Services is engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for heating, air conditioning, plumbing, electrical, indoor air quality systems and major home appliances, primarily in existing homes, homes under construction and commercial buildings.





This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of ARS and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, risks associated with acquisitions, fluctuations in operating results because of acquisitions and variations in stock prices, competition, and risks of operations and integration of the newly acquired businesses.


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